EXHIBIT 10.16

OpGen, Inc.

Non-Employee Director Compensation
(to be effective following closing of initial public offering)

Board Member Compensation

Annual Retainer	$25,000
Annual equity grant (stock options)	12,500
Initial equity grant (stock options)	30,000

Additional Committee Chair Compensation

Audit Committee	$15,000
Compensation Committee	$10,000
Nominating & Corporate Governance *	$7,500

Additional Committee Member Compensation

Audit Committee	$7,000
Compensation Committee	$5,000
Nominating & Corporate Governance *	$3,500

*                                         When formed